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                                                                     Exhibit 8.1



                       [Baker & Hostetler LLP Letterhead]




                               September 30, 2003



Developers Diversified Realty Corporation
3300 Enterprise Parkway
Beachwood, Ohio 44122

               Re:   Status as a REIT

Ladies and Gentlemen:

               In connection with the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on September 8, 2003 (the "Registration Statement"), you have requested our opinion regarding whether Developers Diversified Realty Corporation (the "Company") has qualified as a REIT for its taxable years ended December 31, 1993 through December 31, 2002, has been organized in conformity with the requirements for qualification as a real estate investment trust ("REIT"), and whether its method of operation has enabled the Company to meet, and will enable it to continue to meet, the requirements for qualification and taxation as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"). This opinion is based upon certain representations made by the Company as to factual matters as set forth in the Registration Statement and the registration statements on Forms S-3 and S-11 previously filed with the Securities and Exchange Commission (the "Prior Registrations"). In addition, the Company has provided a representation letter and certificate ("Representation Letter") certifying, among other items, that it has made a timely election to be taxed as a REIT under the Code commencing with its initial taxable year ended December 31, 1993, and that, commencing with the first taxable year that the Company has elected to be taxed as a REIT, the Company has operated and will continue to operate in accordance with the terms and provisions of its articles of incorporation and code of regulations and with the method of operation described in the Registration Statement and the Prior Registrations. We have not attempted to verify independently such representations and statements, but in the course of our representation nothing has come to our attention that would cause us to question the accuracy thereof.

               Based upon the Representation Letter and subject to the foregoing and to the qualifications below, it is our opinion that the Company has qualified as a REIT under the Code for its taxable years ended December 31, 1993 through December 31, 2002, the Company is organized in conformity with the requirements for qualification as a REIT, and the Company's current and proposed method of operation will enable it to meet the requirements for



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Developers Diversified Realty Corporation
September 30, 2003
Page 2



qualification and taxation as a REIT under the Code for its taxable year ended December 31, 2003 and for future taxable years.

               The opinions set forth in this letter are based on existing law as contained in the Code and regulations promulgated thereunder, in effect on the date hereof, and the interpretations of such provisions and regulations by the Internal Revenue Service (the "IRS") and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively, and possibly to different interpretations. Also, any variation from the factual statements set forth in the Registration Statement, the Prior Registrations or the Representation Letter may affect the conclusions stated herein. Moreover, the Company's qualification and taxation as a REIT depends upon the Company's ability to meet, through actual annual operating results, distributions to shareholders, asset composition levels, and diversity of stock ownership, the various qualification tests imposed under the Code, the results of which will not be reviewed by Baker & Hostetler LLP. Accordingly, no assurance can be given that the actual results of the Company's operations for any one taxable year will satisfy such requirements. We wish to point out that our opinion represents our best judgment of how a court would decide if presented with the issues addressed herein but, because our opinions are not binding upon the IRS or any court, there can be no assurance that contrary positions may not successfully be asserted by the IRS.


               This opinion is limited to the federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any state or locality. We undertake no obligation to update the opinions expressed herein after the date of this letter. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                       Very truly yours,


                                       /s/ Baker & Hostetler LLP

                                       Baker & Hostetler LLP